Kennedy Wilson

PACIFIC PIE
Restaurant, Bar & Bakery
ZOOM+care

SAVIER STREET FLATS
PORTLAND, OREGON

Q2 2019 | EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL INFORMATION

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
For the Quarter Ended June 30, 2019

Certain terms used in this release are defined below under the caption "Common Definitions". Certain information included in this release constitutes non-GAAP financial measures. For a definition of the non-GAAP financial measures used in this release, see "Common Definitions" below, and for a reconciliation of those measures to their most comparable GAAP measure, see the tables set forth in the Company's supplemental financial information available at www.kennedywilson.com.

Contact: Daven Bhavsar, CFA
Vice President of Investor Relations
(310) 887-3431
dbhavsar@kennedywilson.com	151 S. El Camino Drive
www.kennedywilson.com	Beverly Hills, CA 90212

NEWS RELEASE

KENNEDY WILSON REPORTS SECOND QUARTER 2019 RESULTS

BEVERLY HILLS, Calif. (July 31, 2019) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) today reported results for 2Q-2019:

	2Q		YTD
(Amounts in millions, except per share data)	2019	2018	2019	2018
GAAP Results
GAAP Net Income to Common Shareholders	$50.8	$109.6	$45.5	$107.2
Per Diluted Share	0.36	0.77	0.33	0.74

Non-GAAP Results
Adjusted EBITDA	$187.4	$270.5	$307.5	$393.1
Adjusted Net Income	105.1	170.9	158.9	234.1

“Our company benefits from several growth initiatives, and our second quarter results exemplify how our existing business lines build on one another to continue driving strong performance across our global platform,” said William McMorrow, chairman and CEO of Kennedy Wilson. “The organic NOI growth from our high quality, well-located assets was boosted by favorable market conditions and the completion of our value-add initiatives. In addition, we are making great progress on our development projects which, once completed, we expect will deliver approximately $105 million of additional NOI to Kennedy Wilson. Finally, we see tremendous opportunity in expanding our investment management platform that will continue to grow our recurring fee income.”
2Q Highlights

•	Same Property Performance: NOI up 6% Driven by Strength in Multifamily Portfolio

	2Q - 2019 vs. 2Q - 2018			YTD - 2019 vs. YTD - 2018
	Occupancy	Revenue	NOI	Occupancy	Revenue	NOI
Multifamily - Market Rate	1.0%	5.3%	7.3%	1.0%	5.4%	7.2%
Multifamily - Affordable	(0.2)%	4.1%	5.0%	(0.2)%	3.4%	4.0%
Commercial	(0.1)%	5.1%	6.1%	(0.8)%	4.5%	4.9%
Hotel	N/A	(0.9)%	(1.1)%	N/A	(4.2)%	(15.3)%
Total		4.1%	5.9%		3.5%	4.7%

•
Platform with AXA Grows to Over $1.5 Billion in Assets: AXA Investment Managers - Real Assets ("AXA") acquired a 50% interest in Capital Dock and State Street from the other investors in the projects. Kennedy Wilson will continue to act as asset manager for the entire mixed-use campus.

◦
KW increased its ownership in Capital Dock (from 42.5% to 50%) which was fully funded by the $14 million in fees generated by the transaction and will result in $2 million added to KW's Estimated Annual NOI.

•	2Q-19 Adjusted EBITDA of $187 million (vs. $271 million in 2Q-18):

◦
KW's share of property NOI totaled $102 million in 2Q-19 (vs. $112 million in 2Q-18). The decrease is primarily due to the sale of assets from 3Q-18 through 2Q-19, resulting in a $10 million decrease of property NOI.

◦
KW's share of gains, including the sale of real estate and net fair-value gains, totaled $102 million in 2Q-19, a decrease of $68 million from 2Q-18. The gains in 2Q-19 primarily relate to the Capital Dock / State Street transaction.

◦	For 2Q-19, changes in foreign currency rates decreased Adjusted EBITDA by $6 million (or 3%) compared to foreign currency rates as of 2Q-18.

•	In-Place Estimated Annual NOI of $410 Million; Targeting an Additional $105 Million from Development and Leasing:

◦
Stabilized Leavesden Park, an office property in the UK, and South Side Seattle and Crossings at Virginia, two multifamily properties in the Western U.S., which added $8 million to KW's Estimated Annual NOI.

◦	Targeting an additional $39 million of Estimated Annual NOI to be in place by YE-2021, and an additional $65-$70 million by YE-2023

•
Fee-Bearing Capital Growth: The Company raised an additional $0.3 billion in Fee-Bearing Capital offset by a decrease of $0.2 billion due to asset dispositions. Fee-Bearing Capital totaled $2.4 billion as of June 30, 2019.

2Q-19 Investment Activity

•
Capital Recycling: Invested $117 million of capital, allocating 53% to new investments, 41% to capex and development initiatives, and 6% to share repurchases. For the year, the Company has invested $195 million of capital, allocating 53% to capex, 39% to new investments, and 8% to share repurchases.

•	Acquisitions: Completed $179 million of acquisitions, of which the Company's share was $102 million.

•	Dispositions: Completed $339 million of dispositions, of which the Company's share was $70 million and produced a weighted-average IRR of 19% to KW. Key dispositions in the quarter included:

◦
Washington Office Portfolio Sale: Kennedy Wilson Fund V ("Fund V") sold a portfolio of three office assets in Greater Seattle for $252 million. Kennedy Wilson has a 12% ownership interest in Fund V. The dispositions generated a weighted-average IRR of 30% to KW. Fund V maintained a 5% ownership interest in these assets, and Kennedy Wilson will continue to act as asset manager.

◦
Retail Sales: The Company and its equity partners sold four retail properties in the Western U.S. and two retail assets in the UK for $72 million. Kennedy Wilson had a 44% ownership in these properties. The dispositions generated an IRR of 14% to KW.

Balance Sheet

•	$854 Million in Cash and Lines of Credit: As of June 30, 2019, Kennedy Wilson had total cash of $404 million(1) and $450 million of capacity on its revolving line of credit.

•
Global Debt Profile: Kennedy Wilson's debt had a weighted average interest rate of 3.9% per annum and a weighted average remaining maturity of 5.3 years, with 80% of total debt (at share) fixed and another 14% hedged against increases in interest rates.

•
Share Repurchase Program(2): In 2019, Kennedy Wilson has repurchased and retired 0.7 million shares at a weighted-average price of $21.66 per share, including 0.3 million shares repurchased in 2Q-19 at a weighted-average price of $21.92 per share. Since the $250 million share repurchase plan was authorized on March 20, 2018, the Company has repurchased and retired 9.9 million shares at a weighted-average price of $18.15 per share, with $70 million remaining as of June 30, 2019.

Subsequent Events
The Company and its equity partners are also under separate binding contracts to sell three multifamily properties in the Western U.S. at an aggregate sales price of approximately $204 million, subject to customary closing conditions. The Company has an average ownership interest of 57% in these properties. The Company currently expects to receive a total of approximately $76 million in net proceeds from these transactions with an estimated gain on sale of $59 million. There can be no assurance that the Company will complete such transactions under contract. The Company expects to utilize the proceeds from sale to acquire real estate through 1031 tax-deferred exchanges.

The Company and its equity partners are under binding contracts to purchase four commercial properties in the Western U.S. and one mixed-use property in Ireland for $612 million, subject to customary closing conditions. The Company expects to have an average ownership of approximately 34% in these properties.

Footnotes
(1) Includes $42.1 million of restricted cash, which is included in cash and cash equivalents.
(2) Future purchases under the program may be made in the open market, in privately negotiated transactions, through the net settlement of the company's restricted stock grants or otherwise, with the amount and timing of the repurchases dependent on market conditions and subject to the Company's discretion.

Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on Thursday, August 1. The direct dial-in number for the conference call is (866) 575-6539 for U.S. callers and (786) 789-4783 for international callers.
A replay of the call will be available for one week beginning one hour after the live call and can be accessed by (888) 203-1112 for U.S. callers and (719) 457-0820 for international callers. The passcode for the replay is 4238051.
The webcast will be available at: https://services.choruscall.com/links/kw1908010zebQhI9.html. A replay of the webcast will be available one hour after the original webcast on the Company’s investor relations web site for three months.
About Kennedy Wilson
Kennedy Wilson (NYSE:KW) is a leading global real estate investment company.  We own, operate, and invest in real estate both on our own and through our investment management platform.  We focus on multifamily and office properties located in the Western U.S., UK, and Ireland. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	June 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$404.0	$488.0
Accounts receivable	51.1	56.6
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	5,163.0	5,702.5
Unconsolidated investments (including $835.8 and $662.2 at fair value)	1,073.8	859.9
Other assets	304.3	274.8
Total assets	$6,996.2	$7,381.8

Liabilities
Accounts payable	$17.5	$24.1
Accrued expenses and other liabilities	505.6	513.7
Mortgage debt	2,675.3	2,950.3
KW unsecured debt	1,254.4	1,202.0
KWE unsecured bonds	1,253.1	1,260.5
Total liabilities	5,705.9	5,950.6
Equity
Common stock	—	—
Additional paid-in capital	1,747.3	1,744.6
Accumulated deficit	(71.8)	(56.4)
Accumulated other comprehensive loss	(429.3)	(441.5)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,246.2	1,246.7
Noncontrolling interests	44.1	184.5
Total equity	1,290.3	1,431.2
Total liabilities and equity	$6,996.2	$7,381.8

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue
Rental	$112.0	$134.9	$227.8	$269.2
Hotel	22.8	37.8	37.8	74.1
Sale of real estate	—	32.8	1.1	42.2
Investment management, property services and research fees	8.9	12.3	17.7	22.4
Total revenue	143.7	217.8	284.4	407.9
Expenses
Rental operating	33.3	39.7	74.3	81.3
Hotel operating	15.7	29.4	30.3	60.2
Cost of real estate sold	—	31.4	1.2	39.8
Commission and marketing	0.7	2.1	1.7	3.5
Compensation and related (includes $7.2, $8.8, 17.6 and $18.7 of share-based compensation, respectively)	37.0	44.9	72.3	84.5
General and administrative	10.9	13.5	21.8	24.9
Depreciation and amortization	46.2	51.5	95.3	107.2
Total expenses	143.8	212.5	296.9	401.4
Income from unconsolidated investments, net of depreciation and amortization	5.9	10.9	47.6	36.9
Gain on sale of real estate, net	211.2	236.8	246.1	264.8
Acquisition-related expenses	(1.1)	(0.2)	(1.9)	(0.2)
Interest expense	(55.7)	(67.2)	(111.0)	(126.1)
Other income (loss)	1.9	11.1	(0.6)	11.2
Income before (provision for) benefit from income taxes	162.1	196.7	167.7	193.1
Provision for income taxes	(20.9)	(29.4)	(24.9)	(26.8)
Net income	141.2	167.3	142.8	166.3
Net (income) attributable to noncontrolling interests	(90.4)	(57.7)	(97.3)	(59.1)
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$50.8	$109.6	$45.5	$107.2
Basic earnings per share(1)
Income per basic	$0.36	$0.77	$0.33	$0.74
Weighted average shares outstanding for basic	139,623,658	141,483,445	139,395,574	144,696,059
Diluted earnings per share
Income per diluted	$0.36	$0.77	$0.33	$0.74
Weighted average shares outstanding for diluted	140,377,218	142,707,159	140,547,023	145,872,617
Dividends declared per common share	$0.21	$0.19	$0.42	$0.38
(1) Includes impact of the Company allocating income and dividends per basic and diluted share to participating securities.

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA
(Unaudited)
(Dollars in millions)

The table below reconciles net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders to Adjusted EBITDA, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$50.8	$109.6	$45.5	$107.2
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Interest expense	61.4	70.2	123.7	132.2
Depreciation and amortization	47.1	52.5	95.8	108.2
Provision for income taxes	20.9	29.4	24.9	26.8
Share-based compensation	7.2	8.8	17.6	18.7
Adjusted EBITDA	$187.4	$270.5	$307.5	$393.1
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.

The table below provides a detailed reconciliation of net income to Adjusted EBITDA.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income	$141.2	$167.3	$142.8	$166.3
Non-GAAP adjustments:
Add back:
Interest expense	55.7	67.2	111.0	126.1
Kennedy Wilson's share of interest expense included in unconsolidated investments	7.4	6.1	15.9	11.2
Depreciation and amortization	46.2	51.5	95.3	107.2
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	2.2	3.1	4.3	6.6
Provision for income taxes	20.9	29.4	24.9	26.8
Share-based compensation	7.2	8.8	17.6	18.7
EBITDA attributable to noncontrolling interests(1)	(93.4)	(62.9)	(104.3)	(69.8)
Adjusted EBITDA	$187.4	$270.5	$307.5	$393.1
(1) EBITDA attributable to noncontrolling interest includes $1.3 million and $2.1 million of depreciation and amortization, $1.7 million and $3.1 million of interest for the three months ended June 30, 2019 and 2018, respectively. EBITDA attributable to noncontrolling interest includes $3.8 million and $5.6 million of depreciation and amortization, $3.2 million and $5.1 million of interest for the six months ended June 30, 2019 and 2018, respectively.

Kennedy-Wilson Holdings, Inc.
Adjusted Net Income
(Unaudited)
(Dollars in millions, except share data)
The table below reconciles net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders to Adjusted Net Income, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$50.8	$109.6	$45.5	$107.2
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Depreciation and amortization	47.1	52.5	95.8	108.2
Share-based compensation	7.2	8.8	17.6	18.7
Adjusted Net Income	$105.1	$170.9	$158.9	$234.1

Weighted average shares outstanding for diluted	140,377,218	142,707,159	140,547,023	145,872,617
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.

The table below provides a detailed reconciliation of net income to Adjusted Net Income.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income	$141.2	$167.3	$142.8	$166.3
Non-GAAP adjustments:
Add back (less):
Depreciation and amortization	46.2	51.5	95.3	107.2
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	2.2	3.1	4.3	6.6
Share-based compensation	7.2	8.8	17.6	18.7
Net income attributable to the noncontrolling interests, before depreciation and amortization(1)	(91.7)	(59.8)	(101.1)	(64.7)
Adjusted Net Income	$105.1	$170.9	$158.9	$234.1

Weighted average shares outstanding for diluted	140,377,218	142,707,159	140,547,023	145,872,617
(1) Includes $1.3 million and $2.1 million of depreciation and amortization for the three months ended June 30, 2019 and 2018, respectively, and $3.8 million and $5.6 million of depreciation and amortization for the six months ended June 30, 2019 and 2018, respectively.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "may," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2018, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.
Common Definitions
·     “KWH,” "KW," “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries.
·    “Adjusted EBITDA” represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes, share-based compensation expense for the Company and EBITDA attributable to noncontrolling interests.
Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.  Our management uses Adjusted EBITDA to analyze our business because it adjusts net income for items we believe do not accurately reflect the nature of our business going forward or that relate to non-cash compensation expense or noncontrolling interests. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations. However, Adjusted EBITDA is not a recognized measurement under GAAP and when analyzing our operating performance, readers should use Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not remove all non-cash items (such as acquisition-related gains) or consider certain cash requirements such as tax and debt service payments. The amount shown for Adjusted EBITDA also differs from the amount calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.
·    “Adjusted Fees’’ refers to Kennedy Wilson’s gross investment management, property services and research fees adjusted to include Kennedy Wilson's share of fees eliminated in consolidation, Kennedy Wilson’s share of fees in unconsolidated service businesses and performance fees included in unconsolidated investments.  Effective January 1, 2018, we adopted new GAAP guidance on revenue recognition and implemented a change in accounting principles related to performance allocations, which resulted in us now accounting for performance allocations (commonly referred to as “performance fees” or “carried interest”) under the GAAP guidance for equity method investments and presenting performance allocations as a component of income from unconsolidated investments. Our management uses Adjusted fees to analyze our investment management and real estate services business because the measure removes required eliminations under GAAP for properties in which the Company provides services but also has an ownership interest. These eliminations understate the economic value of the investment management, property services and research fees and makes the Company comparable to other real estate companies that provide investment management and real estate services but do not have an ownership interest in the properties they manage. Our management believes that adjusting GAAP fees to reflect these amounts eliminated in consolidation presents a more holistic measure of the scope of our investment management and real estate services business.
·   “Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, share-based compensation and net income attributable to noncontrolling interests, before depreciation and amortization.  Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   “Cap rate” represents the net operating income of an investment for the year preceding its acquisition or disposition, as applicable, divided by the purchase or sale price, as applicable.  Cap rates set forth in this presentation only includes data from income-producing properties. We calculate cap rates based on information that is supplied to us during the acquisition diligence process. This information may be presented in a manner that is different from similar information included in our financial statements prepared in accordance with GAAP. In addition, cap rates represent historical performance and are not a guarantee of future NOI. Properties for which a cap rate is provided may not continue to perform at that cap rate.
·     "Consolidated investment account" refers to the sum of Kennedy Wilson’s equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases gross of accumulated depreciation and amortization, net hedge asset or liability, unconsolidated investments, consolidated loans, and net other assets.
·     "Equity partners" refers to non-wholly-owned subsidiaries that we consolidate in our financial statements under U.S. GAAP and third-party equity providers.
·    "Estimated Annual NOI" is a property-level non-GAAP measure representing the estimated annual net operating income from each property as of the date shown, inclusive of rent abatements (if applicable).  The calculation excludes depreciation and amortization expense, and does not capture the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements, and leasing commissions necessary to maintain the operating performance of our properties. Any of the enumerated items above could have a material effect on the performance of our properties. Also, where specifically noted, for properties purchased in 2019, the NOI represents estimated Year 1 NOI from our original underwriting.  Estimated year 1 NOI for properties purchased in 2019 may not be indicative of the actual results for those properties. Estimated annual NOI is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.  Please also see the definition of "Net operating income" below.  The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors.

·     "Estimated Forward Yield on Cost” represents the Company’s estimate of future net operating income, assuming it has completed its planned value-add asset management initiatives, divided by the sum of the purchase price and additional capital expenditure costs that are expected to be incurred in accordance with the Company’s original underwriting at the time of acquisition.  This information may be presented in a manner that is different from similar information included in our financial statements prepared in accordance with GAAP.  Estimated Forward Return on Cost is based on management’s current expectations and are based on assumptions that may prove to be inaccurate and involve known and unknown risks. For example, Estimated Forward Return on Cost is based in part on data made available to us during the course of our due diligence process in connection with asset acquisitions and assumes the timely and on-budget completion of our value-add initiatives, the timely leasing of all additional capacity and the absence of customer defaults or early lease terminations.  Accordingly, the actual return on cost of an investment made by the Company may differ materially and adversely from the Estimated Forward Return on Cost figures set forth in this release, and we caution you not to place undue reliance on such figures.   This information is not provided for development assets with no current income-producing component.
·     "Fee-Bearing Capital" represents total third-party committed or invested capital that we manage in our joint-ventures and commingled funds that entitle us to earn fees, including without limitation, asset management fees, construction management fees, acquisition and disposition fees and/or promoted interest, if applicable.
·     "Gross Asset Value” refers to the gross carrying value of assets, before debt, depreciation and amortization, and net of noncontrolling interests.

·
"Internal Rate of Return" (“IRR”) is based on cumulative contributions and distributions to Kennedy Wilson on each investment that has been sold and is the leveraged internal rate of return on equity invested in the investment. The IRR measures the return to Kennedy Wilson on each investment, expressed as a compound rate of interest over the entire investment period. This return does take into account carried interest, if applicable, but excludes management fees, organizational fees, or other similar expenses.

·     "Investment account” refers to the consolidated investment account presented after noncontrolling interest on invested assets gross of accumulated depreciation and amortization.

·
"Investment Management and Real Estate Services Assets under Management" ("IMRES AUM") generally refers to the properties and other assets with respect to which we provide (or participate in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. Our IMRES AUM is principally intended to reflect the extent of our presence in the real estate market, not the basis for determining our management fees. Our IMRES AUM consists of the total estimated fair value of the real estate properties and other real estate related assets either owned by third parties, wholly owned by us or held by joint ventures and other entities in which our sponsored funds or investment vehicles and client accounts have invested. Committed (but unfunded) capital from investors in our sponsored funds is not included in our IMRES AUM. The estimated value of development properties is included at estimated completion cost.

·     "Net operating income" or " NOI” is a non-GAAP measure representing the income produced by a property calculated by deducting certain property expenses from property revenues. Our management uses net operating income to assess and compare the performance of our properties and to estimate their fair value. Net operating income does not include the effects of depreciation or amortization or gains or losses from the sale of properties because the effects of those items do not necessarily represent the actual change in the value of our properties resulting from our value-add initiatives or changing market conditions. Our management believes that net operating income reflects the core revenues and costs of operating our properties and is better suited to evaluate trends in occupancy and lease rates. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·     "Noncontrolling interests" represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
·     "Pro-Rata" represents Kennedy Wilson's share calculated by using our proportionate economic ownership of each asset in our portfolio. Please also refer to the pro-rata financial data in our supplemental financial information.

·     "Property NOI" or "Property-level NOI" is a non-GAAP measure calculated by deducting the Company's Pro-Rata share of rental and hotel property expenses from the Company's Pro-Rata rental and hotel revenues. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·     "Return on Equity" is a ratio calculated by dividing the net cash distributions of an investment to Kennedy Wilson, after the cost of leverage, if applicable, by the total cash contributions by Kennedy Wilson over the lifetime of the investment.
·     “Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.  The same property information presented throughout this report is shown on a cash basis and excludes non-recurring expenses. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including Adjusted EBITDA, Adjusted Net Income, Net Operating Income, and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, and our estimated annual net operating income metrics, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

KW-IR

Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except per share data)

	June 30, 2019	December 31, 2018
Market Data
Common stock price per share	$20.57	$18.17
Common stock shares outstanding	142,534,436	143,205,394

Equity Market Capitalization	$2,931.9	$2,602.0

Kennedy Wilson's Share of Debt
Kennedy Wilson's share of property debt(1)	3,413.3	3,445.0
Senior notes payable	1,150.0	1,150.0
Kennedy Wilson Europe bonds	1,260.3	1,267.5
Credit Facility	125.0	75.0
Total Kennedy Wilson's share of debt	5,948.6	5,937.5
Total Capitalization	$8,880.5	$8,539.5
Less: Kennedy Wilson's share of cash	(428.4)	(496.4)
Total Enterprise Value	$8,452.1	$8,043.1
(1) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $52.2 million and $60.1 million as of June 30, 2019 and December 31, 2018, based on contractual ownership.

Kennedy-Wilson Holdings, Inc.
Components of Value Summary
As of June 30, 2019
(Unaudited, Dollars in millions)

Below are key valuation metrics provided to assist in the calculation of a sum-of-the-parts valuation of the Company as of June 30, 2019. Please note that excluded below is the potential value of the Company's future promoted interest as well as the value of the Company's team and brand. A sum of the parts can be calculated by adding together KW’s share of the value of its investments (#1-#6), the value of KW’s services business (#7-#8) and subtracting KW’s net liabilities (#9-#10).

				Kennedy Wilson's Share
Investments		Description	Occupancy	Est. Annual NOI(1)(2)	Common Valuation Approach	Page #
Income Producing Assets
1	Multifamily(3)	24,593 units	94.7%	$191.7	Cap rate	21
2	Commercial	16.1 million square feet	93.6%	195.2	Cap rate	22
3	Hotels	4 Hotels / 679 Hotel Rooms	N/A	22.6	Cap rate	23
	Total			$409.5

Unstabilized, Development, and Non-income Producing Assets				KW Gross Asset Value
4	Unstabilized(5)	190 multifamily units 2.0 million commercial sq. ft.	46.3%	$515.8	Multiple of gross asset value	22
5	Development(5)(6)	4,109 multifamily units 0.9 million commercial sq. ft. One five-star resort	N/A	423.2	Multiple of gross asset value	24
6	Loans, residential, and other(5)	20 investments, 6 loan investments	N/A	317.0	Multiple of gross asset value	23
	Total			$1,256.0

Investment Management and Real Estate Services			TTM Adj. Fees(7)	TTM Adj. EBITDA(7)
7	Investment management	Management and promote fees	$54.1	$36.5	Adj. EBITDA or Adj. Fees Multiple	29
8	Property services	Fees and commissions	16.0	(0.3)	Adj. EBITDA or Adj. Fees Multiple	29
	Total		$70.1	$36.2

Net Debt				Total
9	KW Share of Debt(4)	Secured and Unsecured Debt		$6,154.0	Face Value
10	KW Share of Cash	Cash		(428.4)	Book Value
	Total Net Debt			$5,725.6		27
(1) Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors.
(2) Based on weighted-average ownership figures held by KW.

(3) Includes 6,884 affordable units the Company owns through its Vintage Housing Holdings platform. Kennedy Wilson's equity investment in Vintage Housing Holdings has a fair value of $110.5 million as of June 30, 2019.
(4) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $257.5 million, based on economic ownership.
(5) See additional detail related to Unstabilized, Development, and Non-income Producing Assets, as of June 30, 2019. KW Share of Debt below is included in the Net Debt amounts within the Components of Value Summary above.
(6) Includes $46.2 million of gross asset value related to development that the Company owns through its investment in Vintage Housing Holdings as of June 30, 2019.
(7) TTM figures are representative of the trailing 12 months and are not indicators of the actual results that the Company will or expects to realize in any period.

	KW Gross Asset Value	KW Share of Debt	Investment Account
Unstabilized - Multifamily and Commercial	$515.8	$167.8	$348.0
Development - Multifamily, Commercial, and Hotel	423.2	75.4	347.8
Loans, residential, and other	317.0	3.5	313.5
Unstabilized, Development, and Non-income Producing Assets	$1,256.0	$246.7	$1,009.3

Kennedy-Wilson Holdings, Inc.
Incoming-Producing Properties
As of June 30, 2019
(Unaudited, Dollars in millions)

The following information reflects Kennedy Wilson's Pro-rata share of Estimated Annual NOI (from income-producing properties) by geography and property type, as of June 30, 2019, of which 80% is derived from wholly-owned assets.

The following summarizes Kennedy Wilson's pro-rata share of estimated annual NOI from its income-producing portfolio by property type and geography.

	Pacific Northwest	Southern California	Northern California	Mountain States	Hawaii	U.K.	Ireland	Italy	Spain	Total
Multifamily - Market Rate	$54.1	$24.4	$28.6	$32.9	$—	$4.3	$28.0	$—	$—	$172.3
Multifamily - Affordable	13.8	1.5	2.1	2.0	—	—	—	—	—	19.4
Commercial - Office	14.4	12.1	0.6	0.7	—	45.0	36.8	9.1	—	118.7
Commercial - Retail	0.7	2.6	—	6.7	—	31.5	10.5	—	12.7	64.7
Commercial - Industrial	—	—	—	—	—	11.8	—	—	—	11.8
Hotel	—	—	—	—	0.2	3.9	18.5	—	—	22.6
Total Estimated Annual NOI	$83.0	$40.6	$31.3	$42.3	$0.2	$96.5	$93.8	$9.1	$12.7	$409.5

Kennedy-Wilson Holdings, Inc.
All-Property Investment Summary by Ownership
As of June 30, 2019
(Unaudited)
(Dollars in millions)

The following summarizes Kennedy Wilson's income-producing multifamily and commercial portfolio by ownership category. Excluded below are unstabilized, development, loans, and residential and other investments.

Total Portfolio
	June 30, 2019						December 31, 2018
KW Ownership Category	Multifamily Units	Commercial Rentable Sq. Ft.	Hotel Rooms	KW Share of Est. Annual NOI(1)	Ownership(2)	Estimated Annual NOI Change	Multifamily Units	Commercial Rentable Sq. Ft.	Hotel Rooms	KW Share of Est. Annual NOI(1)	Ownership(2)
~100% Owned	10,404	9.2	607	$326.3	99.4%	1.5%	10,404	9.5	607	$321.4	99.4%
~50% owned	10,764	1.0	0	69.4	44.1%	0.4%	10,256	1.0	170	69.1	44.7%
Minority-owned	3,425	5.9	72	13.8	10.7%	(13.8)%	3,520	5.5	72	16.0	13.1%
Total	24,593	16.1	679	$409.5	66.5%	0.7%	24,180	16.0	849	$406.5	67.8%

(1)
Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors.

(2)	Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis.

Kennedy-Wilson Holdings, Inc.
Multifamily Investment Summary
As of June 30, 2019
(Unaudited)
(Dollars in millions, except average rents per unit)

Multifamily	# of Assets	# of Units	Occupancy	Average Monthly Rents Per Market Rate Unit(2)(3)	Kennedy Wilson's Share of Estimated Annual NOI(1)
Pacific Northwest	43	10,259	94.9%	$1,585	$67.9
Southern California	9	2,968	95.2	1,965	25.9
Northern California	8	2,797	93.4	1,901	30.7
Mountain States	22	6,195	94.1	1,163	34.9
Total Western US	82	22,219	94.5%	$1,562	$159.4
Ireland(4)	9	2,080	98.0	2,352	28.0
United Kingdom(4)	1	294	91.9	2,073	4.3
Total Europe	10	2,374	97.4%	$2,302	$32.3

Total Stabilized(5)	92	24,593	94.7%	$1,652	$191.7

Unstabilized	1	190
Development	16	4,109	See Page 24 for more information
Total Multifamily	109	28,892
(1) Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors. Amounts are based on weighted-average ownership figures held by KW.
(2) Average Monthly Rents Per Unit is defined as the total potential monthly rental revenue (actual rent for occupied units plus market rent for vacant units) divided by the number of units, and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(3) Average Monthly Rents Per Market Rate Unit for the market rate portfolio based on Kennedy Wilson's share of units. Average Monthly Rents Per Unit for the affordable portfolio are $844, $796, $853, and $759 for Pacific Northwest, Southern California, Northern California, and Mountain States, respectively.
(4) Estimated foreign exchange rates are €0.88 = $1 USD, and £0.79 = $1 USD related to NOI.
(5) Includes 6,884 affordable units the Company owns through its Vintage platform, which the Company has a 34% economic ownership interest in.

Kennedy-Wilson Holdings, Inc.
Commercial Investment Summary
As of June 30, 2019
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

Commercial	# of Assets	Rentable Sq. Ft.	Occupancy	Average Annual Rent per Sq. Ft.(2)	Kennedy Wilson's Share of Estimated Annual NOI(1)
Pacific Northwest	7	1.9	97.2%	$22.1	$15.1
Southern California(3)	8	1.7	85.6	45.0	14.7
Northern California	1	0.4	81.1	18.2	0.6
Mountain States	8	2.0	87.2	10.7	7.4
Total Western US	24	6.0	89.4%	$23.2	$37.8
United Kingdom(4)	104	7.1	95.3	17.5	88.3
Ireland(4)(5)	13	1.5	98.1	38.2	47.3
Spain(4)	15	0.8	96.7	16.5	12.7
Italy(4)	7	0.7	100.0	15.2	9.1
Total Europe(4)	139	10.1	96.1%	$20.4	$157.4

Total Stabilized	163	16.1	93.6%	$20.9	$195.2

Unstabilized	16	2.0
Development	8	0.9	See page 24 for more information
Total Commercial	187	19.0
(1) Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors. Amounts are based on weighted-average ownership figures held by KW.
(2) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of June 30, 2019 and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(3) The information presented in this row for Southern California commercial assets includes our corporate headquarters wholly owned by KW comprising 58,000 sq. ft., $35 million of debt, 100% occupancy, $3.0 million in Estimated Annual NOI and KW Gross Asset Value of $67.6 million as of June 30, 2019.
(4) Estimated foreign exchange rates are €0.88 = $1 USD, and £0.79 = $1 USD, related to NOI.
(3) The information presented in this row for Ireland commercial assets includes our Irish headquarters wholly owned by KW comprising 16,000 sq. ft., 100% occupancy, $1.0 million in Estimated Annual NOI and KW Gross Asset Value of $30.3 million as of June 30, 2019.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Summary
As of June 30, 2019
(Unaudited)
(Dollars in millions, except ADR)

Hotel	# of Assets	Hotel Rooms	Average Daily Rate(2)	Kennedy Wilson's Share of Estimated Annual NOI(1)
Hawaii	1	72	$153.1	$0.2
Total Western US	1	72	$153.1	$0.2
United Kingdom(3)	1	211	203.4	3.9
Ireland(3)	2	396	289.0	18.5
Total Europe	3	607	$263.2	$22.4

Total Hotel	4	679	$261.6	$22.6

Development	1	150	See page 24 for more information
Total Hotel	5	829
(1) Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors. Amounts are based on weighted-average ownership figures held by KW.
(2) Average Daily Rate data is based on the most recent 12 months and is weighted based on the Company's ownership percentage in the underlying properties.
(3) Estimated foreign exchange rates are €0.88 = $1 USD, and £0.79 = $1 USD, related to NOI.

Residential, Loans and Other	# of Investments	Residential Units/Lots	Total Acres	# of Unresolved Loans	KW Gross Asset Value
Southern California	6	66	758	—	$70.3
Hawaii	4	239	3,242	—	195.2
Total Western US	10	305	4,000	—	$265.5
Ireland(1)	1	—	—	5	27.1
Total Residential and Loans	11	305	4,000	5	$292.6

Other Investments	9	—	—	1	$24.4

Total Residential, Loans and Other	20	305	4,000	6	$317.0
(1) Estimated foreign exchange rate is €0.88 = $1 USD, related to Gross Asset Value.

Kennedy-Wilson Holdings, Inc.
Unstabilized and Development Detail
As of June 30, 2019
(Unaudited)
(Dollars in millions)
Unstabilized Assets
This section includes the Company's unstabilized assets that are undergoing lease-up. There is no certainty that these assets will reach stabilization in the time periods shown. In addition, the cost to complete unstabilized assets is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are Kennedy Wilson's share.

Property	Location	Type	KW Ownership %	# of Assets	Commercial Sq. Ft.	MF Units	Est. Stabilization Date	KW Share Est Stabilized NOI	KW Est. Costs to Complete(2)	KW Gross Asset Value
2019
Capital Dock	Ireland(1)	Mixed-Use	50%	1	27,000	190	2019	$4.5	$4.5	$90.0
Old School	United Kingdom(1)	Office	100%	1	21,000	—	2019	0.5	0.5	7.6
Malibu Sands	Southern California	Retail	50%	1	16,000	—	2019	0.6	0.7	11.2
Colossus	United Kingdom(1)	Industrial	100%	1	188,000	—	2019	1.2	—	12.8
	2019 Subtotal			4	252,000	190		$6.8	$5.7	$121.6

2020-2021
Various	United Kingdom(1)	Office	100%	3	144,000	—	2020	$5.9	$12.6	$68.8
Portlethen Retail Park	United Kingdom(1)	Retail	100%	1	108,000	—	2020	1.6	2.1	21.6
Bozeman	Mountain States	Retail	97%	1	108,000	—	2020	1.1	1.7	16.7
	2020-2021 Subtotal			5	360,000	—		$8.6	$16.4	$107.1
2022-2023
The Oaks	Southern California	Office	100%	1	357,000	—	2022	$6.7	$18.5	$120.3
Various	United Kingdom(1)	Office	100%	2	281,000	—	2022	7.9	14.8	134.5
	2022-2023 Subtotal			3	638,000	—		$14.6	$33.3	$254.8

	Total Unstabilized			12	1,250,000	190		$30.0	$55.4	$483.5
Note: The table above excludes four fund assets and one retail asset expected to sell in 2019, totaling 0.8 million commercial sq. ft., and KW Gross Asset Value of $32.3 million.
(1) Estimated foreign exchange rates are €0.88 = $1 USD and £0.79 = $1 USD, related to NOI.

(2)
Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process, as applicable, as of June 30, 2019. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase.

Kennedy-Wilson Holdings, Inc.
Development Projects - Income Producing
As of June 30, 2019
(Unaudited)
(Dollars in millions)
Development Projects - Income Producing
This section includes the market rate development or redevelopment projects that the Company is undergoing or considering, and excludes Vintage Housing Holdings and residential investments. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects. In addition, the cost to complete development projects is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are Kennedy Wilson's share.

					If Completed							Current
Property	Location	Type	Status	KW Ownership %	Est. Completion Date(1)	Est. Stabilization Date	Commercial Sq. Ft.	MF Units / Hotel Rooms	KW Share Est. Stabilized NOI	KW Est. Total Cost(5)	Est. Yield on Cost	KW Costs Incurred(4)(5)	KW Est. Costs to Complete(2)
2020-2021
Puerta del Sol	Spain(3)	Retail	In Planning	100%	2020	2020	37,000	—	$4	$65	6%	$60	$5
Santa Rosa	Nor. California	Multifamily	Under Construction	91%	2020	2020	—	120	2	35	6%	8	27
Rosewood/RiverPointe	Mountain States	Multifamily	2 In Design	100%	2020	2021	—	161	2	32	6%	4	28
Clancy Quay - Phase 3	Ireland(3)	Multifamily	Under Construction	50%	2020	2021	6,000	266	3	53	6%	30	23
Hanover Quay	Ireland(3)	Office	Received Planning	60%	2021	2021	69,000	—	2	38	6%	12	26
Kildare	Ireland(3)	Office	Received Planning	100%	2021	2021	64,000	—	4	61	7%	15	46
	2020-2021 Subtotal						176,000	547	$17	$284	6%	$129	$155
2022-2023
400/430 California	Nor. California	Office	Under Construction	10%	2020	2022	247,000	—	$1	$21	7%	$16	$5
The Clara	Mountain States	Multifamily	Under Construction	80%	2021	2022	—	277	3	47	6%	3	44
Leisureplex	Ireland(3)	Mixed-Use	In Design	100%	2022	2023	19,000	232	7	133	5%	19	114
Grange	Ireland(3)	Multifamily	In Design	50%	2022	2023	—	235	4	69	5%	7	62
Coopers Cross	Ireland(3)	Mixed-Use	In Design	50%	2022	2023	390,000	449	16-18	277	6-7%	73	204
Kona Village Resort	Hawaii	Hotel	Under Construction	50%	2022	2023	—	150	19-22	328	6-7%	56	272
	2022-2023 Subtotal						656,000	1,343	$ 50-55	$875	6-7%	$174	$701

	Total						832,000	1,890	$ 67-72	$1,159	6-7%	$303	$856
Note: The table above excludes one fund multifamily development project for 333 units, with a KW Gross Asset Value of $2 million.
(1) The actual completion date for projects is subject to several factors, many of which are not within our control. Accordingly, the projects identified may not be completed when expected, or at all.

(2)
Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process, as applicable, as of June 30, 2019. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. Kennedy Wilson expects to fund $428 million of its share of remaining costs to complete with cash. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase. KW cost to complete differs from KW share total capitalization as the latter includes costs that have already been incurred to date while the former relates to future estimated costs.

(3) Estimated foreign exchange rates are €0.88 = $1 USD and £0.79 = $1 USD, related to NOI.
(4) Excludes $38 million of costs incurred on two assets totaling 0.1 million commercial sq. ft where scope of projects are still being explored.
(5) Includes land costs.

Kennedy-Wilson Holdings, Inc.
Vintage Housing Holdings - Unstabilized and Development Projects
As of June 30, 2019
(Unaudited)
(Dollars in millions)
Unstabilized and Development Projects - Vintage Housing Holdings
This section includes the Company's unstabilized assets that are undergoing lease-up and development projects or redevelopment projects that the Company is undergoing or considering through its Vintage platform, which the Company has a 34% ownership interest in. The Company expects to have no cash equity basis in these projects at completion due to the use of property level debt and proceed from the sale of tax credits. The scope of these projects may change. There is no certainty the unstabilized assets will reach stabilization or the Company will develop or redevelop any or all of these potential projects. All dollar amounts are Kennedy Wilson's share.

			If Completed					Current
Property	Location	Status	Est. Completion Date(1)	Est. Stabilization Date	MF Units	Est. Cash to KW(2)	KW Share Est. Stabilized NOI	KW Cash Basis
2019
Gateway	Pacific Northwest	Under Construction	2019	2019	216	$0.4	$0.5	$—
Steamboat	Mountain States	Under Construction	2019	2019	360	0.9	0.8	—
					576	$1.3	$1.3	$—
2020-2021
Seatac	Pacific Northwest	Under Construction	2020	2020	170	$1.2	$0.6	—
Sky Mountain	Mountain States	Under Construction	2020	2020	288	0.9	0.6	—
The Farm	Pacific Northwest	In Design	2020	2021	354	7.0	1.9	4.1
The View	Pacific Northwest	In Design	2021	2021	408	0.7	1.0	—
Beacon Hill	Pacific Northwest	In Design	2021	2021	240	5.7	0.9	5.6
					1,460	$15.5	$5.0	$9.7

					2,036	$16.8	$6.3	$9.7
(1) The actual completion date for projects is subject to several factors, many of which are not within our control. Accordingly, the projects identified may not be completed when expected, or at all. Kennedy Wilson expects to have no cash equity basis in these projects at completion.
(2) Represents the total cash Kennedy Wilson currently expects to receive from paid developer fees and proceeds from the sale of tax credits. Payment of the developer fee is contingent on the Company’s ability to meet certain criteria as outlined in each project’s Limited Partnership Agreement and may vary based on a number of factors.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule
As of June 30, 2019
(Unaudited)
(Dollars in millions)

Maturity	Consolidated Secured(1)	Kennedy Wilson Europe Unsecured Bonds(2)	Unconsolidated Secured	KW Unsecured Debt		KW Share(3)
2019	$65.4	$—	$175.0	$—		$72.4
2020	107.7	—	91.7	—		131.5
2021	170.8	—	265.2	125.0	(4)	329.5
2022	304.2	634.8	226.7	—		1,005.8
2023	372.0	—	344.8	—		417.5
2024	111.1	—	570.1	1,150.0	(5)	1,502.0
2025	405.0	625.5	430.3	—		1,198.3
2026	358.0	—	195.1	—		411.2
2027	251.8	—	146.6	—		320.0
2028	463.7	—	67.0	—		469.1
Thereafter	80.0	—	561.7	—		91.3
Total	$2,689.7	$1,260.3	$3,074.2	$1,275.0		$5,948.6

Cash	(206.9)	(75.0)	(126.7)	(122.1)		(428.4)
Net Debt	$2,482.8	$1,185.3	$2,947.5	$1,152.9		$5,520.2
(1) Excludes $16.1 million of unamortized loan fees and unamortized net premium of $1.8 million, as of June 30, 2019.
(2) Excludes $3.8 million of unamortized loan fees and unamortized net discount of $3.4 million, as of June 30, 2019.
(3) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $52.2 million, based on contractual ownership.
(4) Represents principal balance of credit facility.
(5) Represents principal balance of senior notes.

Weighted average interest rate (KW Share): 3.9% per annum

Weighted average remaining maturity in years (KW Share): 5.3 years

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule (continued)
As of June 30, 2019
(Unaudited)
(Dollars in millions)
Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated debt by interest rate type.

	KW Share of Debt(1)
	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total KW Share of Debt
Secured Investment Level Debt	$2,326.5	$853.2	$233.6	$3,413.3
Kennedy Wilson Europe Unsecured Bonds	1,260.3	—	—	1,260.3
KW Unsecured Debt	1,150.0	—	125.0	1,275.0
Total	$4,736.8	$853.2	$358.6	$5,948.6
% of Total Debt	80%	14%	6%	100%
(1) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $52.2 million, based on contractual ownership.

	KW Share of Secured Investment Debt(1)
	Multifamily	Commercial	Hotels	Residential, Loans and Other	Total	% of KW Share
Pacific Northwest	$652.2	$87.7	$—	$—	$739.9	22%
Southern California	250.5	214.3	—	1.1	465.9	14%
Northern California	306.8	5.8	—	—	312.6	8%
Mountain States	350.8	84.6	—	—	435.4	13%
Hawaii	—	—	1.5	2.4	3.9	—%
Total Western US	$1,560.3	$392.4	$1.5	$3.5	$1,957.7	57%

United Kingdom	$—	$445.9	$—	$—	$445.9	13%
Ireland	446.5	392.5	81.9	—	920.9	27%
Spain	—	88.8	—	—	88.8	3%
Italy	—	—	—	—	—	—%
Total Europe	$446.5	$927.2	$81.9	$—	$1,455.6	43%

Total	$2,006.8	$1,319.6	$83.4	$3.5	$3,413.3	100%
% of Total Debt	59%	39%	2%	—%	100%
(1) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $52.2 million, based on contractual ownership.

Kennedy-Wilson Holdings, Inc.
Investment Management and Real Estate Services Platform
(Unaudited, Dollars in millions)
Kennedy Wilson's investment management and real estate services platform offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Kennedy Wilson has approximately $16 billion in IMRES AUM(1) and 51 million square feet under management as of June 30, 2019.

Adjusted Fees - Detail
	2Q		YTD
Fee Description	2019	2018	2019	2018
Investment Management - Base	$4.6	$2.7	$8.3	$6.0
Investment Management - Performance	17.6	16.5	23.2	26.8
Investment Management - Acquisition/ Disposition	2.1	2.3	3.1	2.3
Property Services	3.9	5.2	8.3	9.0
Research	—	4.2	—	8.1
Total Adjusted Fees(2)	$28.2	$30.9	$42.9	$52.2
(1) As defined in "Common Definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of Adjusted Fees to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis
(Unaudited)
(Dollars in millions)

Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property(1) changes to Kennedy Wilson.

Three Months Ended June 30,	Same Property Units	Average % Leased			Total Revenues(2)			Net Operating Income(2)
2019 vs. 2018	2019	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change

Market Rate Portfolio
Region:
Pacific Northwest	5,430	94.4%	93.6%	0.9%	$20.7	$19.9	4.2%	$13.8	$12.8	7.3%
Southern California	2,500	95.5	94.9	0.6	9.7	9.1	6.7	6.3	5.9	7.9
Northern California	2,121	93.7	92.3	1.5	10.9	10.4	5.3	7.3	6.8	6.6
Mountain States	3,812	94.0	93.8	0.3	10.0	9.4	6.7	6.8	6.2	9.1
Western US	13,863	94.3%	93.6%	0.8%	$51.3	$48.8	5.3%	$34.2	$31.7	7.6%
Ireland	1,463	97.6	95.1	2.6	6.5	6.1	5.4	5.3	5.0	5.3
Total	15,326	94.6%	93.7%	1.0%	$57.8	$54.9	5.3%	$39.5	$36.7	7.3%

Affordable Portfolio
Region:
Pacific Northwest	4,315	96.9%	96.5%	0.5%	$4.5	$4.3	4.5%	$3.0	$2.9	4.8%
Southern California	468	96.0	96.6	(0.7)	0.5	0.5	5.8	0.4	0.3	7.6
Northern California	487	92.9	98.2	(5.4)	0.5	0.5	1.1	0.3	0.3	4.1
Mountain States	714	97.0	97.5	(0.5)	0.6	0.6	2.9	0.4	0.4	5.5
Western US	5,984	96.5%	96.7%	(0.2)%	$6.1	$5.9	4.1%	$4.1	$3.9	5.0%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis (continued)
(Unaudited)
(Dollars in millions)

Six Months Ended June 30,	Same Property Units	Average % Leased			Total Revenues(2)			Net Operating Income(2)
2019 vs. 2018	2019	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change

Market Rate Portfolio
Region:
Pacific Northwest	5,430	94.3%	93.2%	1.2%	$41.1	$39.3	4.7%	$27.2	$25.3	7.7%
Southern California	2,500	95.1	94.7	0.5	19.1	17.9	6.5	12.4	11.4	8.8
Northern California	2,121	93.5	92.2	1.4	21.6	20.6	4.8	14.3	13.5	5.7
Mountain States	3,232	93.9	94.2	(0.3)	16.0	15.1	6.4	10.7	9.9	7.4
Western US	13,283	94.2%	93.5%	0.8%	$97.8	$92.9	5.4%	$64.6	$60.1	7.4%
Ireland	1,300	97.4	95.0	2.6	11.7	11.1	5.2	9.5	9.0	6.0
Total	14,583	94.5%	93.5%	1.0%	$109.5	$104.0	5.4%	$74.1	$69.1	7.2%

Affordable Portfolio
Region:
Pacific Northwest	4,315	96.7%	96.6%	0.1%	$8.9	$8.6	3.7%	$6.1	$5.9	3.9%
Southern California	264	98.1	98.2	(0.1)	0.6	0.6	6.1	0.4	0.4	9.0
Northern California	487	93.7	98.1	(4.4)	1.0	1.0	(1.2)	0.7	0.7	(0.2)
Mountain States	714	96.6	96.2	0.4	1.2	1.2	4.1	0.8	0.8	6.2
Western US	5,780	96.5%	96.7%	(0.2)%	$11.7	$11.4	3.4%	$8.0	$7.8	4.0%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Commercial Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property(1) changes to Kennedy Wilson. The analysis below excludes the effects of straight-line rent.

Three Months Ended June 30,	Same Property Square Feet	Average % Occupancy			Total Revenues(2)			Net Operating Income(2)
2019 vs. 2018	2019	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change

Region:
Pacific Northwest(3)	0.6	99.8%	99.8%	—%	$4.2	$3.0	37.5%	$3.6	$2.5	44.8%
Southern California(4)	0.8	94.8	92.4	2.5	3.9	3.4	13.7	2.8	2.3	18.3
Mountain States	1.6	92.8	92.1	0.7	1.8	1.8	2.8	1.6	1.6	2.5
Western US	3.0	96.0%	95.2%	0.8%	9.9	8.2	20.2%	8.0	6.4	24.9%
United Kingdom(5)	6.2	96.9	97.6	(0.8)	19.6	19.8	(1.4)	17.9	17.9	0.2
Ireland(6)	1.2	97.8	97.6	0.2	10.3	9.5	7.8	9.7	9.1	7.3
Spain	0.8	95.1	93.5	1.8	3.0	3.0	2.3	2.7	2.6	1.2
Italy	0.7	100.0	100.0	—	2.5	2.5	1.0	2.2	2.2	0.4
Europe	8.9	97.1%	97.4%	(0.3)%	35.4	34.8	1.6%	32.5	31.8	2.3%

Total	11.9	96.9%	97.0%	(0.1)%	$45.3	$43.0	5.1%	$40.5	$38.2	6.1%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.
(3) Including the effects of straight-lining of rents during the period, Pacific Northwest Same Property portfolio experienced revenue and NOI growth of 1.3% and 0.9%, respectively.
(4) Including the effects of straight-lining of rents during the period, Southern California Same Property portfolio experienced revenue and NOI growth of 16.0% and 13.6%, respectively.
(5) Including the effects of straight-lining of rents during the period, United Kingdom Same Property portfolio experienced revenue and NOI decline of 3.4% and 2.0%, respectively.
(6) Including the effects of straight-lining of rents during the period, Ireland Same Property portfolio experienced revenue and NOI growth of 5.1% and 4.5%, respectively.

Kennedy-Wilson Holdings, Inc.
Commercial Same Property Analysis
(Unaudited)
(Dollars and Square Feet in millions)

Six Months Ended June 30,	Same Property Square Feet	Average % Occupancy			Total Revenues(2)			Net Operating Income(2)
2019 vs. 2018	2019	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change

Region:
Pacific Northwest(3)	0.6	99.8%	99.8%	—%	$8.3	$6.1	36.9%	$7.2	$5.0	45.0%
Southern California(4)	0.8	94.6	92.1	2.6	7.6	6.8	12.6	5.4	4.6	17.7
Mountain States	0.9	94.1	93.0	1.2	3.1	3.0	3.6	2.7	2.5	7.4
Western US	2.3	96.5%	95.6%	1.0%	19.0	15.9	20.2%	15.3	12.1	26.7%
United Kingdom(5)	6.1	96.4	98.0	(1.6)	38.8	39.5	(1.7)	35.7	36.3	(1.4)
Ireland(6)	1.2	97.6	99.1	(1.5)	20.3	19.2	5.8	19.3	18.4	4.8
Spain	0.8	95.7	94.2	1.6	6.2	6.1	2.7	5.3	5.2	2.2
Italy	0.7	100.0	100.0	—	5.0	5.0	1.0	4.5	4.5	0.6
Europe	8.8	96.8%	97.9%	(1.1)%	70.3	69.8	0.9%	64.8	64.4	0.8%

Total	11.1	96.8%	97.5%	(0.8)%	$89.3	$85.7	4.5%	$80.1	$76.5	4.9%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.
(3) Including the effects of straight-lining of rents during the period, Pacific Northwest Same Property portfolio experienced revenue and NOI growth of 1.0% and 1.0%, respectively.
(4) Including the effects of straight-lining of rents during the period, Southern California Same Property portfolio experienced revenue and NOI growth of 6.6% and 8.6%, respectively.
(5) Including the effects of straight-lining of rents during the period, United Kingdom Same Property portfolio experienced revenue and NOI decline of 3.1% and 2.9%, respectively.
(6) Including the effects of straight-lining of rents during the period, Ireland Same Property portfolio experienced revenue and NOI growth of 2.5% and 1.5%, respectively.

Kennedy-Wilson Holdings, Inc.
Investment Transactions
(Unaudited)
(Dollars in millions)
Listed below is additional detailed information about the acquisitions and dispositions completed during the three and six months ended June 30, 2019 by Kennedy Wilson and its equity partners:

	100%		Kennedy Wilson's Share
Acquisitions	Aggregate Purchase Price	Cap Rate(1)	Pro-Rata Purchase Price	Cap Rate(2)(4)	Est. Forward Yield on Cost	KW Ownership(3)
2Q-19
Western US	$93.3	N/A	$51.3	N/A	—%	55.0%
Europe	85.7	4.9%	50.9	4.9%	4.9%	59.4%
Total	$179.0	4.9%	$102.2	4.9%	4.9%	57.1%

Six Months Ended June 30, 2019
Western US	$334.2	6.4%	$63.4	6.7%	7.3%	19.0%
Europe	93.8	4.9%	54.9	4.9%	4.9%	58.6%
Total	$428.0	6.2%	$118.3	5.3%	5.0%	27.7%

	100%		Kennedy Wilson's Share
Dispositions	Aggregate Sale Price	Cap Rate(1)	Pro-Rata Sale Price	Cap Rate(2)(4)	KW Ownership(3)
2Q-19
Western US	$326.5	6.0%	$57.6	6.5%	17.6%
Europe	12.8	7.0%	12.8	7.0%	100.0%
Total	$339.3	6.1%	$70.4	6.6%	20.7%

Six Months Ended June 30, 2019
Western US	$627.9	5.7%	$181.7	6.3%	28.9%
Europe	34.4	6.4%	33.8	6.4%	98.2%
Total	$662.3	5.7%	$215.5	6.3%	32.5%
Note: The table above excludes two partial retail sales in the Western U.S. completed in 2Q-19 for $4.1 million, of which Kennedy Wilson's share was $2.6 million.
(1) For acquisitions and dispositions, the Cap Rate includes only income-producing properties. For the three months ended June 30, 2019, there were $145.5 million of acquisitions and $15.6 million of dispositions of non-income producing assets. For the six months ended June 30, 2019, there were $197.3 million of acquisitions and $31.8 million of dispositions of non-income producing assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations.
(2) For acquisitions and dispositions, the Cap Rate include only income-producing properties at Kennedy Wilson's share. For the three months ended June 30, 2019, there were $68.7 million of acquisitions and $8.6 million of dispositions of non-income producing assets. For the six months ended June 30, 2019, there were $75.0 million of acquisitions and $13.2 million of dispositions of non-income producing assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations.
(3) Kennedy Wilson's ownership is shown on a weighted-average basis based upon the aggregate purchase/sale price of each investment and Kennedy Wilson's ownership in each investment at the time of acquisition/disposition.
(4) Includes the stabilized NOI of both the office and residential components of Capital Dock. The residential component of Capital Dock was unstabilized as of June 30, 2019.

Kennedy-Wilson Holdings, Inc.
Segment Detail
(Unaudited)
(Dollars in millions)

	Three Months Ended June 30, 2019
	Investments	Services				Corporate	Consolidated
		Inv. Mgmt	Prop. Serv	Research	Subtotal		Total
Revenue
Rental	$112.0	$—	$—	$—	$—	$—	$112.0
Hotel	22.8	—	—	—	—	—	22.8
Sale of real estate	—	—	—	—	—	—	—
Investment management, property services and research fees	—	4.7	4.2	—	8.9	—	8.9
Total revenue	134.8	4.7	4.2	—	8.9	—	143.7
Expenses
Rental operating	33.3	—	—	—	—	—	33.3
Hotel operating	15.7	—	—	—	—	—	15.7
Cost of real estate sold	—	—	—	—	—	—	—
Commission and marketing	—	—	0.7	—	0.7	—	0.7
Compensation and related	17.1	4.1	2.2	—	6.3	13.6	37.0
General and administrative	6.8	1.5	0.8	—	2.3	1.8	10.9
Depreciation and amortization	46.2	—	—	—	—	—	46.2
Total expenses	119.1	5.6	3.7	—	9.3	15.4	143.8
Income from unconsolidated investments, net of depreciation and amortization	0.7	5.2	—	—	5.2	—	5.9
Gain on sale of real estate, net	211.2	—	—	—	—	—	211.2
Acquisition-related expenses	(1.1)	—	—	—	—	—	(1.1)
Interest expense	(37.3)	—	—	—	—	(18.4)	(55.7)
Other income	0.7	—	—	—	—	1.2	1.9
Income (loss) before (provision for) benefit from income taxes	189.9	4.3	0.5	—	4.8	(32.6)	162.1
(Provision for) benefit from income taxes	(1.5)	—	—	—	—	(19.4)	(20.9)
Net income (loss)	188.4	4.3	0.5	—	4.8	(52.0)	141.2
Net income attributable to noncontrolling interests	(90.4)	—	—	—	—	—	(90.4)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$98.0	$4.3	$0.5	$—	$4.8	$(52.0)	$50.8

Add back (less) (Kennedy Wilson's Share):
Interest expense	$43.0	$—	$—	$—	$—	$18.4	$61.4
Depreciation and amortization	47.1	—	—	—	—	—	47.1
Provision for (benefit from) income taxes	1.5	—	—	—	—	19.4	20.9
Share-based compensation	—	—	—	—	—	7.2	7.2
Fees eliminated in consolidation	(14.1)	13.8	0.3	—	14.1	—	—
Adjusted EBITDA	$175.5	$18.1	$0.8	$—	$18.9	$(7.0)	$187.4

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited)
(Dollars in millions)

	Six Months Ended June 30, 2019
	Investments	Services				Corporate	Consolidated
		Inv. Mgmt	Prop. Serv	Research	Subtotal		Total
Revenue
Rental	$227.8	$—	$—	$—	$—	$—	$227.8
Hotel	37.8	—	—	—	—	—	37.8
Sale of real estate	1.1	—	—	—	—	—	1.1
Investment management, property services and research fees	—	9.8	7.9	—	17.7	—	17.7
Total revenue	266.7	9.8	7.9	—	17.7	—	284.4
Expenses
Rental operating	74.3	—	—	—	—	—	74.3
Hotel operating	30.3	—	—	—	—	—	30.3
Cost of real estate sold	1.2	—	—	—	—	—	1.2
Commission and marketing	—	—	1.7	—	1.7	—	1.7
Compensation and related	32.2	7.0	4.4	—	11.4	28.7	72.3
General and administrative	14.3	2.5	1.5	—	4.0	3.5	21.8
Depreciation and amortization	95.3	—	—	—	—	—	95.3
Total expenses	247.6	9.5	7.6	—	17.1	32.2	296.9
Income from unconsolidated investments, net of depreciation and amortization	40.2	7.4	—	—	7.4	—	47.6
Gain on sale of real estate, net	246.1	—	—	—	—	—	246.1
Acquisition-related expenses	(1.9)	—	—	—	—	—	(1.9)
Interest expense	(74.4)	—	—	—	—	(36.6)	(111.0)
Other income	1.2	—	—	—	—	(1.8)	(0.6)
Income (loss) before provision for income taxes	230.3	7.7	0.3	—	8.0	(70.6)	167.7
Provision for income taxes	(3.6)	—	—	—	—	(21.3)	(24.9)
Net income (loss)	226.7	7.7	0.3	—	8.0	(91.9)	142.8
Net income attributable to noncontrolling interests	(97.3)	—	—	—	—	—	(97.3)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$129.4	$7.7	$0.3	$—	$8.0	$(91.9)	$45.5

Add back (less) (Kennedy Wilson's Share):
Interest expense	$87.1	$—	$—	$—	$—	$36.6	$123.7
Depreciation and amortization	95.8	—	—	—	—	—	95.8
Provision for income taxes	3.6	—	—	—	—	21.3	24.9
Share-based compensation	—	—			—	17.6	17.6
Fees eliminated in consolidation	(17.8)	17.1	0.7	—	17.8	—	—
Adjusted EBITDA	$298.1	$24.8	$1.0	$—	$25.8	$(16.4)	$307.5

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited)
(Dollars in millions)

	Three Months Ended June 30, 2018
	Investments	Services				Corporate	Consolidated
		Inv. Mgmt	Prop. Serv	Research	Subtotal		Total
Revenue
Rental	$134.9	$—	$—	$—	$—	$—	$134.9
Hotel	37.8	—	—	—	—	—	37.8
Sale of real estate	32.8	—	—	—	—	—	32.8
Investment management, property services and research fees	—	3.4	4.8	4.1	12.3	—	12.3
Total revenue	205.5	3.4	4.8	4.1	12.3	—	217.8
Expenses
Rental operating	39.7	—	—	—	—	—	39.7
Hotel operating	29.4	—	—	—	—	—	29.4
Cost of real estate sold	31.4	—	—	—	—	—	31.4
Commission and marketing	—	—	1.3	0.8	2.1	—	2.1
Compensation and related	20.2	3.7	2.4	2.8	8.9	15.8	44.9
General and administrative	8.4	1.2	0.8	1.2	3.2	1.9	13.5
Depreciation and amortization	51.4	—	—	0.1	0.1	—	51.5
Total expenses	180.5	4.9	4.5	4.9	14.3	17.7	212.5
Income from unconsolidated investments, net of depreciation and amortization	4.1	6.8	—	—	6.8	—	10.9
Gain on sale of real estate, net	236.8	—	—	—	—	—	236.8
Acquisition-related expenses	(0.2)	—	—	—	—	—	(0.2)
Interest expense	(47.9)	—	—	—	—	(19.3)	(67.2)
Other income (expense)	0.8	—	—	—	—	10.3	11.1
Income (loss) before (provision for) benefit from income taxes	218.6	5.3	0.3	(0.8)	4.8	(26.7)	196.7
(Provision for) benefit from income taxes	(0.6)	—	—	—	—	(28.8)	(29.4)
Net income (loss)	218.0	5.3	0.3	(0.8)	4.8	(55.5)	167.3
Net income attributable to noncontrolling interests	(57.7)	—	—	—	—	—	(57.7)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$160.3	$5.3	$0.3	$(0.8)	$4.8	$(55.5)	$109.6

Add back (less) (Kennedy Wilson's Share):
Interest expense	$50.9	$—	$—	$—	$—	$19.3	$70.2
Depreciation and amortization	52.4	—	—	0.1	0.1	—	52.5
Benefit from income taxes	0.6	—	—	—	—	28.8	29.4
Share-based compensation	—	—	—	—	—	8.8	8.8
Fees eliminated in consolidation	(11.8)	11.5	0.3	—	11.8	—	—
Adjusted EBITDA	$252.4	$16.8	$0.6	$(0.7)	$16.7	$1.4	$270.5

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited)
(Dollars in millions)

	Six Months Ended June 30, 2018
	Investments	Services				Corporate	Consolidated
		Inv. Mgmt	Prop. Serv	Research	Subtotal		Total
Revenue
Rental	$269.2	$—	$—	$—	$—	$—	$269.2
Hotel	74.1	—	—	—	—	—	74.1
Sale of real estate	42.2	—	—	—	—	—	42.2
Investment management, property services and research fees	—	6.0	8.3	8.1	22.4	—	22.4
Total revenue	385.5	6.0	8.3	8.1	22.4	—	407.9
Expenses
Rental operating	81.3	—	—	—	—	—	81.3
Hotel operating	60.2	—	—	—	—	—	60.2
Cost of real estate sold	39.8	—	—	—	—	—	39.8
Commission and marketing	—	—	2.1	1.4	3.5	—	3.5
Compensation and related	36.4	7.2	4.7	5.8	17.7	30.4	84.5
General and administrative	15.6	2.4	1.4	2.3	6.1	3.2	24.9
Depreciation and amortization	107.1	—		0.1	0.1	—	107.2
Total expenses	340.4	9.6	8.2	9.6	27.4	33.6	401.4
Income from unconsolidated investments, net of depreciation and amortization	19.8	17.1	—	—	17.1	—	36.9
Gain on sale of real estate, net	264.8	—	—	—	—	—	264.8
Acquisition-related expenses	(0.2)	—	—	—	—	—	(0.2)
Interest expense	(86.8)	—	—	—	—	(39.3)	(126.1)
Other (expense) income	1.4	—	—	—	—	9.8	11.2
Income (loss) before (provision for) benefit from income taxes	244.1	13.5	0.1	(1.5)	12.1	(63.1)	193.1
(Provision for) benefit from income taxes	—	—	—	—	—	(26.8)	(26.8)
Net income (loss)	244.1	13.5	0.1	(1.5)	12.1	(89.9)	166.3
Net income attributable to noncontrolling interests	(59.1)	—	—	—	—	—	(59.1)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$185.0	$13.5	$0.1	$(1.5)	$12.1	$(89.9)	$107.2

Add back (less) (Kennedy Wilson's Share):
Interest expense	$92.9	$—	$—	$—	$—	$39.3	$132.2
Depreciation and amortization	108.1	—	—	0.1	0.1	—	108.2
(Benefit from) provision for income taxes	—	—	—	—	—	26.8	26.8
Share-based compensation	—	—	—	—	—	18.7	18.7
Fees eliminated in consolidation	(12.6)	12.0	0.6	—	12.6	—	—
Adjusted EBITDA	$373.4	$25.5	$0.7	$(1.4)	$24.8	$(5.1)	$393.1

NON-GAAP PRO RATA FINANCIAL INFORMATION

The following non-GAAP Pro-rata information is not intended to be a presentation in accordance with GAAP. The Pro-rata financial information reflects our proportionate economic ownership of each asset in our portfolio that we do not wholly own. The amounts in the column labeled “KW Share of Unconsolidated Investments” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets attributable to noncontrolling interests.

We do not control the unconsolidated investments and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated investments generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the unconsolidated investments and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages. We provide this information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated investments when read in conjunction with the Company’s reported results under GAAP.

The presentation of Pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

• The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

• Other companies in our industry may calculate their pro rata interest differently than we do, which limits the usefulness of the amount in our pro rata financial statements as a comparative measure.

Because of these limitations, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using the Pro-rata financial information only supplementally.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	June 30, 2019		December 31, 2018
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)
Assets
Cash and cash equivalents	$(8.3)	$44.9	$(24.9)	$33.0
Accounts receivable	(0.4)	2.3	(2.4)	1.8
Real estate and acquired in place lease values, net of accumulated depreciation and amortization (1)	(153.9)	1,936.4	(391.2)	1,606.7
Unconsolidated investments (including $835.8 and $662.2 at fair value)	—	(1,073.8)	—	(862.7)
Other assets	(5.2)	156.5	(11.8)	124.9
Total assets	$(167.8)	$1,066.3	$(430.3)	$903.7

Liabilities
Accounts payable	$(0.3)	$—	$(2.7)	$—
Accrued expenses and other liabilities	(9.0)	41.9	(43.5)	30.0
Mortgage debt	(114.4)	1,024.4	(199.6)	873.7
KW unsecured debt	—	—	—	—
KWE unsecured bonds	—	—	—	—
Total liabilities	(123.7)	1,066.3	(245.8)	903.7
Equity
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	—	—	—	—
Noncontrolling interests	(44.1)	—	(184.5)	—
Total equity	(44.1)	—	(184.5)	—
Total liabilities and equity	$(167.8)	$1,066.3	$(430.3)	$903.7
(1) Includes Kennedy Wilson's total share of accumulated depreciation and amortization of $20.1 million and $68.7 million relating to noncontrolling interests and unconsolidated investments, and $32.9 million and $79.4 million relating to noncontrolling interests and unconsolidated investments, as of June 30, 2019 and December 31, 2018, respectively.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	2Q - 2019		2Q - 2018
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(5.0)	$28.2	$(7.1)	$22.4
Hotel	—	—	(3.3)	—
Sale of real estate	—	10.0	(17.0)	3.1
Investment management, property services and research fees	13.9	5.2	11.7	6.9
Total revenue	8.9	43.4	(15.7)	32.4
Expenses
Rental operating	(2.1)	8.7	(1.9)	8.8
Hotel operating	—	—	(3.6)	—
Cost of real estate sold	—	8.2	(16.3)	2.7
Commission and marketing	—	—	—	—
Compensation and related	—	—	—	—
General and administrative	(0.8)	—	(0.1)	—
Depreciation and amortization	(1.5)	2.2	(2.3)	3.4
Total expenses	(4.4)	19.1	(24.2)	14.9
Income from unconsolidated investments, net of depreciation and amortization	—	(5.9)	(0.5)	(10.4)
Gain on sale of real estate, net	(105.7)	—	(68.4)	1.7
Acquisition-related expenses	0.1	—	—	—
Interest expense	1.8	(7.7)	3.1	(6.2)
Other income (expense)	0.1	(5.1)	(0.4)	(1.0)
Fair Value/Other Adjustments (3)	—	(5.6)	—	(1.6)
Loss before benefit from income taxes	(90.4)	—	(57.7)	—
Benefit from income taxes	—	—	—	—
Net loss	(90.4)	—	(57.7)	—
Net loss attributable to noncontrolling interests	90.4	—	57.7	—
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Includes the reclassification of cumulative unrealized fair value gains/losses on unconsolidated investments, as realized.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	Six Months Ended June 30, 2019		Six Months Ended June 30, 2018
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(10.4)	$53.7	$(14.8)	$45.0
Hotel	(1.1)	—	(10.7)	—
Sale of real estate	(0.6)	15.4	(22.4)	6.2
Investment management, property services and research fees	17.6	7.4	12.5	17.2
Total revenue	5.5	76.5	(35.4)	68.4
Expenses
Rental operating	(4.5)	17.7	(4.0)	18.2
Hotel operating	(0.9)	—	(9.1)	—
Cost of real estate sold	(0.7)	14.2	(21.1)	5.8
Commission and marketing	—	—	—	—
Compensation and related	—	—	—	—
General and administrative	(0.8)	—	(0.1)	—
Depreciation and amortization	(3.9)	4.3	(5.9)	6.9
Total expenses	(10.8)	36.2	(40.2)	30.9
Income from unconsolidated investments, net of depreciation and amortization	(1.3)	(46.3)	(0.9)	(36.0)
Gain on sale of real estate, net	(117.1)	2.4	(68.4)	2.0
Acquisition-related expenses	0.1	—	—	—
Interest expense	3.3	(16.3)	5.2	(11.4)
Other income (expense)	1.4	(3.5)	0.2	(2.5)
Fair Value/Other Adjustments (3)	—	23.4	—	10.4
Loss before benefit from income taxes	(97.3)	—	(59.1)	—
Benefit from income taxes	—	—	—	—
Net loss	(97.3)	—	(59.1)	—
Net loss attributable to noncontrolling interests	97.3	—	59.1	—
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Includes the reclassification of cumulative unrealized fair value gains/losses on unconsolidated investments, as realized.

APPENDIX

Kennedy-Wilson Holdings, Inc.
Reconciliation of Kennedy Wilson's Share Amounts
(Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Interest expense - investment (Kennedy Wilson's Share)
Interest expense - investment	$37.3	$47.9	$74.4	$86.8
Interest expense (attributable to noncontrolling interests)	(1.7)	(3.1)	(3.2)	(5.1)
Kennedy Wilson's share of interest expense included in unconsolidated investments	7.4	6.1	15.9	11.2
Interest expense - investment (Kennedy Wilson's Share)	$43.0	$50.9	$87.1	$92.9

Interest expense - corporate (Kennedy Wilson's Share)
Interest expense - corporate	$18.4	$19.3	$36.6	$39.3
Interest expense - corporate (Kennedy Wilson's Share)	$18.4	$19.3	$36.6	$39.3

Depreciation and amortization (Kennedy Wilson's Share)
Depreciation and amortization	$46.2	$51.5	$95.3	$107.2
Depreciation and amortization (attributable to noncontrolling interests)	(1.3)	(2.1)	(3.8)	(5.6)
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	2.2	3.1	4.3	6.6
Depreciation and amortization (Kennedy Wilson's Share)	$47.1	$52.5	$95.8	$108.2

Provision for (benefit from) income taxes (Kennedy Wilson's Share)
Provision for (benefit from) income taxes	$20.9	$29.4	$24.9	$26.8
Provision income taxes (attributable to noncontrolling interests)	—	—	—	—
Provision for income taxes (Kennedy Wilson's Share)	$20.9	$29.4	$24.9	$26.8

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation
(Unaudited)
(Dollars in million

	2Q - 2019		2Q - 2018
	Same Property		Same Property
	Revenue	NOI	Revenue	NOI
Net Income	$141.2	$141.2	$167.3	$167.3
Less: (Provision for) benefit from income taxes	20.9	20.9	29.4	29.4
Less: Income from unconsolidated investments	(5.9)	(5.9)	(10.9)	(10.9)
Less: Gain on sale of real estate, net	(211.2)	(211.2)	(236.8)	(236.8)
Add: Acquisition-related expenses	1.1	1.1	0.2	0.2
Add: Interest expense	55.7	55.7	67.2	67.2
Less: Other (loss) income	(1.9)	(1.9)	(11.1)	(11.1)
Less: Sale of real estate	—	—	(32.8)	(32.8)
Less: Investment management, property services and research fees	(8.9)	(8.9)	(12.3)	(12.3)
Add: Rental expenses	33.3	—	39.7	—
Add: Hotel expenses	15.7	—	29.4	—
Add: Cost of real estate sold	—	—	31.4	31.4
Add: Commission and marketing	0.7	0.7	2.1	2.1
Add: Compensation and related	37.0	37.0	44.9	44.9
Add: General and administrative	10.9	10.9	13.5	13.5
Add: Depreciation and amortization	46.2	46.2	51.5	51.5
Less: NCI adjustments (1)	(3.7)	(1.4)	(9.3)	(4.2)
Add: Unconsolidated investment adjustments (2)	20.4	14.7	19.7	14.1
Add: Straight-line and above/below market rents	(1.7)	(1.7)	(4.2)	(4.2)
Less: Reimbursement of recoverable operating expenses	(5.0)	—	(8.6)	—
Less: Properties bought and sold (3)	(6.8)	(2.5)	(27.8)	(13.4)
Less: Other properties excluded (4)	(5.9)	(3.7)	(10.2)	(7.8)
Other Reconciling Items (5)	0.1	0.6	(5.3)	(1.5)
Same Property	$132.2	$91.8	$127.0	$86.6

	2Q - 2019		2Q - 2018
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Commercial - Same Property	$45.3	$40.5	$43.0	$38.2
Multifamily Market Rate Portfolio - Same Property	57.8	39.5	54.9	36.7
Multifamily Affordable Portfolio - Same Property	6.1	4.1	5.9	3.9
Hotel - Same Property	23.0	7.7	23.2	7.8
Same Property	$132.2	$91.8	$127.0	$86.6
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable periods.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation (continued)
(Unaudited)
(Dollars in millions)

	Six Months Ended June 30, 2019		Six Months Ended June 30, 2018
	Same Property		Same Property
	Revenue	NOI	Revenue	NOI
Net Income	$142.8	$142.8	$166.3	$166.3
Less: (Provision for) benefit from income taxes	24.9	24.9	26.8	26.8
Less: Income from unconsolidated investments	(47.6)	(47.6)	(36.9)	(36.9)
Less: Gain on sale of real estate, net	(246.1)	(246.1)	(264.8)	(264.8)
Add: Acquisition-related expenses	1.9	1.9	0.2	0.2
Add: Interest expense	111.0	111.0	126.1	126.1
Less: Other (loss) income	0.6	0.6	(11.2)	(11.2)
Less: Sale of real estate	(1.1)	(1.1)	(42.2)	(42.2)
Less: Investment management, property services and research fees	(17.7)	(17.7)	(22.4)	(22.4)
Add: Rental expenses	74.3	—	81.3	—
Add: Hotel expenses	30.3	—	60.2	—
Add: Cost of real estate sold	1.2	1.2	39.8	39.8
Add: Commission and marketing	1.7	1.7	3.5	3.5
Add: Compensation and related	72.3	72.3	84.5	84.5
Add: General and administrative	21.8	21.8	24.9	24.9
Add: Depreciation and amortization	95.3	95.3	107.2	107.2
Less: NCI adjustments (1)	(8.5)	(3.2)	(23.2)	(11.0)
Add: Unconsolidated investment adjustments (2)	38.3	27.5	37.2	26.6
Add: Straight-line and above/below market rents	(3.7)	(3.7)	(14.6)	(14.6)
Less: Reimbursement of recoverable operating expenses	(12.6)	—	(17.0)	—
Less: Properties bought and sold (3)	(19.6)	(10.7)	(59.0)	(24.9)
Less: Other properties excluded (4)	(12.1)	(4.8)	(18.3)	(11.6)
Other Reconciling Items (5)	(1.1)	4.0	(9.9)	(3.6)
Same Property	$246.3	$170.1	$238.5	$162.7

	Six Months Ended June 30, 2019		Six Months Ended June 30, 2018
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Commercial - Same Property	$89.3	$80.1	$85.7	$76.5
Multifamily Market Rate Portfolio - Same Property	109.5	74.1	104.0	69.1
Multifamily Affordable Portfolio - Same Property	11.7	8.0	11.4	7.8
Hotel - Same Property	35.8	7.9	37.4	9.3
Same Property	$246.3	$170.1	$238.5	$162.7
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable periods.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.

Kennedy-Wilson Holdings, Inc
Property-Level NOI Reconciliation
(Unaudited)
(Dollars in millions)

	Property-Level NOI
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net Income	$141.2	$167.3	$142.8	$166.3
Less: (Provision for) benefit from income taxes	20.9	29.4	24.9	26.8
Less: Income from unconsolidated investments	(5.9)	(10.9)	(47.6)	(36.9)
Less: Gain on sale of real estate, net	(211.2)	(236.8)	(246.1)	(264.8)
Add: Acquisition-related expenses	1.1	0.2	1.9	0.2
Add: Interest expense	55.7	67.2	111.0	126.1
Less: Other (loss) income	(1.9)	(11.1)	0.6	(11.2)
Less: Sale of real estate	—	(32.8)	(1.1)	(42.2)
Less: Investment management, property services and research fees	(8.9)	(12.3)	(17.7)	(22.4)
Add: Rental expenses	—	—	—	—
Add: Hotel expenses	—	—	—	—
Add: Cost of real estate sold	—	31.4	1.2	39.8
Add: Commission and marketing	0.7	2.1	1.7	3.5
Add: Compensation and related	37.0	44.9	72.3	84.5
Add: General and administrative	10.9	13.5	21.8	24.9
Add: Depreciation and amortization	46.2	51.5	95.3	107.2
Less: NCI adjustments (1)	(2.9)	(4.9)	(6.1)	(12.4)
Add: Unconsolidated investment adjustments (2)	19.5	13.6	36.0	26.8
Property-Level NOI (KW Share)	$102.4	$112.3	$190.9	$216.2
(1) Rental revenues and operating expenses and hotel revenues and operating expenses attributable to non-controlling interests.
(2) The Company’s share of unconsolidated investment net operating income.

Kennedy-Wilson Holdings, Inc.
Total Debt Exposure
As of June 30, 2019
(Unaudited)
(Dollars in millions)

Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated debt by interest rate type.

(Dollars in millions)	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total Debt
Secured Investment Level Debt(1)	$3,228.2	$1,642.7	$893.0	$5,763.9
Kennedy Wilson Europe Unsecured Bonds	1,260.3	—	—	1,260.3
KW Unsecured Debt	1,150.0	—	125.0	1,275.0
Total	$5,638.5	$1,642.7	$1,018.0	$8,299.2
% of Total Debt	68%	20%	12%	100%

(1) Represents $2,689.7 million of consolidated investment debt and $3,074.2 million of unconsolidated investment level debt. Approximately 98% of such investment level debt is non-recourse to the Company.

Kennedy-Wilson Holdings, Inc.
Reconciliation of Adjusted Fees
(Unaudited)
(Dollars in millions)

Adjusted Fees
	2Q		YTD
	2019	2018	2019	2018
Investment management, property services and research fees	$8.9	$12.3	$17.7	$22.4
Non-GAAP adjustments:
Add back:
KW share of fees eliminated in consolidation(1)	14.1	11.7	17.8	12.6
Performance fees included in unconsolidated investments	5.2	6.9	7.4	17.2
Adjusted Fees	$28.2	$30.9	$42.9	$52.2
(1) The three months ended June 30, 2019 and 2018 include $14.4 million and $11.2 million, respectively, and the six months ended June 30, 2019 and 2018 includes $18.2 million and $12.3 million, respectively, ,of fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders.

Kennedy-Wilson Holdings, Inc.
Investment Account - June 30, 2019
(Unaudited)
(Dollars in millions)

The investment account represents the total carrying value of our equity, before depreciation and amortization. Below is a summary of our investment account by product type and geography:

June 30, 2019
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $669.2	$5,832.2
Investment debt	(2,675.3)
KWE unsecured debt	(1,253.1)
Cash held by consolidated investments	281.9
Unconsolidated investments, gross of accumulated depreciation and amortization of $70.9(1)(2)	1,091.2
Net hedge liability	(2.2)
Other	4.2
Consolidated investment account	3,278.9
Add back:
Noncontrolling interests on investments, gross of depreciation and amortization of $20.1	(64.2)
Investment account	$3,214.7
(1) Excludes $38.5 million relating to accrued performance fees relating to carried interest in unconsolidated investments.
(2) Excludes $15.0 million related to our investment in a real estate service and research company.

Investment Account Detail at June 30, 2019	Multifamily	Commercial	Residential and Other	Hotel	Total
Western U.S.	$844.3	$404.9	$273.3	$69.3	$1,591.8
United Kingdom	104.9	1,196.2	4.0	46.9	1,352.0
Ireland	291.6	544.0	27.1	138.6	1,001.3
Italy	—	141.6	—	—	141.6
Spain	—	104.4	—	—	104.4
Non-Real Estate Investments					17.2
Cash and net hedge liability					259.5
KWE unsecured debt					(1,253.1)
Total	$1,240.8	$2,391.1	$304.4	$254.8	$3,214.7